Exhibit 99.4

Reconciliation of GAAP Financial Measures to Non-GAAP Financial
Measures In the Liquidity and Capital Resources Section of Management’s
Discussion and Analysis of Financial Condition and Results of Operations

All dollars presented below are stated in millions.

The Operating Activities section on page 31 of Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) of the 2002 Transition Report on Form 10-K (“2002 Form 10-K”) discussed the following non-GAAP financial measures:

	2002	2001

GAAP depreciation, amortization and write-down of intangibles	$71	$100
Write-down of intangibles	(5)	(13)

Non-GAAP depreciation and amortization	$66	$87

The Financing Activities section on pages 31 to 32 of MD&A of the 2002 Form 10-K discussed the following non-GAAP financial measures:

2002

GAAP long-term debt	$322
Interest rate swaps	(22)

Non-GAAP debt capitalization	$300

GAAP Shareholders’ equity	$999
Non-GAAP debt capitalization	300
KCI litigation charge, net of tax	158

Non-GAAP total capitalization	$1,457

Non-GAAP debt-to-capital ratio	20.6%

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